     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1998
                                                     REGISTRATION NO. 333-24457
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                           TRANSOCEAN OFFSHORE INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                  72-0464968
 (STATE OR OTHER JURISDICTION         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
              OF
INCORPORATION OR ORGANIZATION)                     ERIC B. BROWN
                                              TRANSOCEAN OFFSHORE INC.
       4 GREENWAY PLAZA                           4 GREENWAY PLAZA
     HOUSTON, TEXAS 77046                       HOUSTON, TEXAS 77046
        (713) 871-75000                            (713) 871-7500
 (ADDRESS, INCLUDING ZIP CODE,        (NAME, ADDRESS, INCLUDING ZIP CODE, AND
         AND TELEPHONE                           TELEPHONE NUMBER,
 NUMBER, INCLUDING AREA CODE,            INCLUDING AREA CODE, OF AGENT FOR
        OF REGISTRANT'S                               SERVICE)
 PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                 WITH COPY TO
                            J. DAVID KIRKLAND, JR.
                            BAKER & BOTTS, L.L.P.
                             3000 ONE SHELL PLAZA
                             HOUSTON, TEXAS 77002
                                (713) 229-1234

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------

                        CALCULATION OF REGISTRATION FEE

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
                                            PROPOSED        PROPOSED
         TITLE OF              AMOUNT       MAXIMUM          MAXIMUM
 EACH CLASS OF SECURITIES      TO BE     OFFERING PRICE     AGGREGATE         AMOUNT OF
     TO BE REGISTERED        REGISTERED   PER UNIT (1)  OFFERING PRICE (2) REGISTRATION FEE
-------------------------------------------------------------------------------------------
 Debt Securities(3)......
-------------------------------------------------------------------------------------------
 Preferred Stock, par
  value $.10 per
  share(4)...............
-------------------------------------------------------------------------------------------
 Warrants(5).............
-------------------------------------------------------------------------------------------
 Common Stock, par value
  $.01 per share(6)......
-------------------------------------------------------------------------------------------
  Total..................   $750,000,000      100%        $750,000,000         $227,273(7)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
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

(1) The proposed maximum initial offering price per unit will be determined from time to time by the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $750,000,000 or the equivalent thereof in foreign currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) Subject to Footnote (2), there is being registered hereunder an indeterminate principal amount of Debt Securities that may be issued from time to time by the Registrant, including Debt Securities issuable upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Warrants. If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $750,000,000.
(4) Subject to Footnote (2), there is being registered hereunder an indeterminate number of shares of Preferred Stock that may be issued from time to time by the Registrant, including Preferred Stock issuable upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Warrants.
(5) Subject to Footnote (2), there is being registered hereunder an indeterminate principal amount of Warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities.
(6) Subject to Footnote (2), there is being registered hereunder an indeterminate number of shares of Common Stock that may be issued from time to time by the Registrant, including Common Stock issuable upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Warrants.
(7) Previously paid.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               EXPLANATORY NOTE

  In the Company's Registration Statement on Form S-3 (Registration No. 333-24457) declared effective on April 11, 1997 (the "Registration Statement"), the Company registered the sale of Securities (as defined therein) with an aggregate initial offering price not to exceed $750,000,000, $450,000,000 of which remain unsold at the date of filing of this Post-Effective Amendment No. 1 to the Registration Statement. Accordingly, the prospectus included herein contemplates the issuance of Securities with an aggregate initial offering price not to exceed $450,000,000.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION DATED JUNE 30, 1998

PROSPECTUS
                                  $450,000,000
                            TRANSOCEAN OFFSHORE INC.
[LOGO]

DEBT SECURITIES         PREFERRED STOCK          WARRANTS         COMMON STOCK

                                  -----------

  Transocean Offshore Inc. (the "Company") may offer from time to time, its (i) unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), in one or more series, which may be either senior ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") and which may be convertible into or exchangeable for shares of common stock, par value $0.01 per share (the "Common Stock"), shares of preferred stock, par value $0.10 per share (the "Preferred Stock"), or other Debt Securities; (ii) Preferred Stock, in one or more series, which may be convertible into or exchangeable for Common Stock, Preferred Stock or Debt Securities; (iii) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities (the "Warrants"); and (iv) Common Stock. The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities."

  The aggregate initial offering price of the Securities to be offered by the Company hereby will not exceed $450,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities may be offered in amounts, at prices and on terms to be determined by market conditions at the time of offering thereof. As used herein, the Debt Securities include securities denominated in United States dollars or, at the option of the Company if so specified in an accompanying Prospectus Supplement, in any other currency or currency unit, or in amounts determined by reference to an index. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form.

  The terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates (or method of determining the same) and time or times of payment of any interest, any terms for optional or mandatory redemption, which may include redemption at the option of holders upon the occurrence of certain events, or payment of additional amounts or any sinking fund provisions, whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, other terms of subordination of Subordinated Debt Securities, any provisions with respect to conversion or exchange, the initial offering price and other specific terms; (ii) in the case of Preferred Stock, the specific designation, any dividend, liquidation, redemption, sinking fund, voting or other rights, time of payment of dividends, any provision for conversion or exchange, the initial offering price and other specific terms; and (iii) in the case of Warrants, the duration, initial offering price, exercise price and detachability thereof. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by the Prospectus Supplement.

  The Securities may be sold directly by the Company to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement.

  The Common Stock is listed on the New York Stock Exchange under the symbol "RIG." Any Common Stock offered will be listed, subject to notice of issuance, on such exchange. The Common Stock is also listed on the Oslo Stock Exchange.

  This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is      , 1998.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Ratio of Earnings to Fixed Charges.........................................   4
Description of Debt Securities.............................................   5
Description of Capital Stock...............................................  15
Description of Warrants....................................................  17
Certain Anti-Takeover Provisions...........................................  18
Plan of Distribution.......................................................  20
Legal Matters..............................................................  21
Experts....................................................................  21

                               ----------------

  IN CONNECTION WITH AN OFFERING THROUGH UNDERWRITERS, CERTAIN PERSONS PARTICIPATING IN SUCH OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, WHICH MAY INCLUDE, AMONG OTHERS, OVERALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER SUCH OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at the regional offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). The Common Stock is listed on the New York Stock Exchange and the Oslo Stock Exchange.

  This Prospectus, which constitutes part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits thereto, which may be obtained at the public reference facilities maintained by the Commission as provided in the preceding paragraph, for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-7746), are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

    (i) Annual Report on Form 10-K for the year ended December 31, 1997;

    (ii) Quarterly Report on Form 10-Q for the period ended March 31, 1998;
  and

    (iii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 12, 1993, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description.

  All documents filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby (by the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents that have been incorporated herein by reference (not including exhibits to the documents that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the documents this Prospectus incorporates). Requests should be directed to Eric
B. Brown, Secretary, Transocean Offshore Inc., 4 Greenway Plaza, Houston, Texas 77046 (telephone number: (713) 871-7500).

                                  THE COMPANY

  Transocean Offshore Inc. (together with its subsidiaries, unless the context requires otherwise, the "Company" or "Transocean") is a leading international provider of deepwater and harsh environment contract drilling services for oil and gas wells. The Company currently owns, has ownership interests in or operates 30 mobile offshore drilling rigs, including one unit not yet in service. Transocean's fleet consists of seven fourth-generation semisubmersibles, fourteen second- and third-generation semisubmersibles, three drillships and six jackup rigs. In addition, the Company has under construction three new technologically advanced, ultra-deepwater drillships. The Company contracts these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill offshore wells. The Company also provides additional drilling services, including turnkey drilling, coiled tubing drilling and well engineering and planning.

  Transocean Offshore Inc. is a Delaware corporation with its principal executive offices located at 4 Greenway Plaza, Houston, Texas 77046. Its telephone number at that address is (713) 871-7500.

                                USE OF PROCEEDS

  Except as otherwise described in any Prospectus Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, which may include repayment or refinancing of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                THREE
                                               MONTHS
                                                ENDED
                                              MARCH 31  YEARS ENDED DECEMBER 31
                                              --------- ------------------------
                                              1998 1997 1997 1996 1995 1994 1993
                                              ---- ---- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges........... 8.3  5.3  5.1  11.1 24.4 8.3  5.4

  The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes and cumulative effect of accounting change plus fixed charges less capitalized interest and undistributed equity in earnings (losses) of joint ventures) by fixed charges (interest expense plus capitalized interest and the portion of rental expense that represents the interest factor).

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate ("Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities will be general unsecured obligations of the Company and will constitute either Senior Debt Securities or Subordinated Debt Securities. In the case of Debt Securities that will be Senior Debt Securities, such Debt Securities will be issued under an Indenture (the "Senior Indenture") dated as of April 15, 1997 between the Company and Chase Bank of Texas, National Association (formerly, Texas Commerce Bank National Association), as trustee under the Senior Indenture (the "Senior Trustee"), as supplemented by the First Supplemental Indenture dated as of April 15, 1997 between the Company and the Senior Trustee, and will rank pari passu with all other unsecured and unsubordinated debt of the Company. In the case of Debt Securities that will be Subordinated Debt Securities, such Debt Securities will be issued under an Indenture (the "Subordinated Indenture") to be executed by the Company and such trustee thereunder as shall be named in the applicable Prospectus Supplement (the "Subordinated Trustee"), and will rank junior to all Senior Indebtedness (as defined below) of the Company (including any Senior Debt Securities) that may be outstanding from time to time. The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." The statements under this caption relating to the Debt Securities and the Indentures are summaries only and do not purport to be complete. Such summaries make use of terms defined in the Indentures. Wherever such terms are used herein or particular provisions of the Indentures are referred to, such terms or provisions, as the case may be, are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference. Certain defined terms in the Indentures are capitalized herein. The italicized parenthetical references below refer to the section numbers in the applicable Indenture or Indentures, unless otherwise indicated.

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

  General. The Indentures do not limit the aggregate principal amount of Debt Securities that can be issued thereunder and provide that Debt Securities may be issued from time to time thereunder in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. (Section 301) The Indentures do not limit the amount of other unsecured indebtedness or securities that may be issued by the Company.

  Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford Holders of such Debt Securities special protection in the event of a highly leveraged transaction involving the Company or that would give Holders of the Debt Securities the right to require the Company to repurchase their securities in the event of a decline in the credit rating of the Company's debt securities resulting from a takeover, recapitalization or similar restructuring or otherwise.

  Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title and limit upon the aggregate principal amount of the Offered Debt Securities; (ii) whether such Offered Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in temporary global form or permanent global form; (iii) the date or dates on which the principal of and premium, if any, on the Offered Debt Securities is payable or the method of determination thereof; (iv) the rate or rates, or the method of determination thereof, at which the Offered Debt Securities will bear interest, if any; (v) the date or dates from which such interest will accrue; (vi) the interest payment dates on which such interest will be payable and the record date for the interest payable on any Offered Debt Securities on any interest payment date; (vii) whether and under what circumstances Additional Amounts with respect to the Offered Debt Securities will be payable; (viii) the place or places where the principal of, premium and interest, if any, on and any Additional Amounts with respect to the Offered Debt Securities will be payable; (ix) the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option; (x) the obligation, if any, of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities will be redeemed or purchased in whole or in part pursuant to such obligation; (xi) the denominations in which any Offered Debt Security will be issuable if other than denominations of $1,000 and any integral multiple thereof; (xii) if other than U.S. dollars, the currency or currencies (including composite currencies) in which payment of principal of, premium and interest, if any, on and any Additional Amounts with respect to the Offered Debt Securities will be payable; (xiii) if such payments are to be payable, at the election of the Company or a holder thereof, in a currency or currencies other than that in which the Offered Debt Securities are stated to be payable, the currency or currencies (including composite currencies) in which such payments as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xiv) if the amount of such payments may be determined with reference to any commodities, currencies or indices, values, rates or prices, the manner in which such amounts will be determined; (xv) if other than the entire principal amount thereof, the portion of the principal amount of Offered Debt Securities that will be payable upon declaration of acceleration of the maturity thereof;
(xvi) any additional means of satisfaction and discharge of the Indenture and any additional conditions to discharge with respect to Offered Debt Securities; (xvii) any deletions or modifications of or additions to the Events of Default or covenants of the Company pertaining to the Offered Debt Securities; and (xviii) any other terms of the Offered Debt Securities. (Section 301)

  The Debt Securities will be issued in registered form. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section
305)

  To the extent the Company conducts its operations through Subsidiaries, the Holders of Debt Securities will have a junior position to any creditors of the Company's Subsidiaries.

  Offered Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate that at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Offered Debt Securities.

  If any of the Offered Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

  Events of Default. Unless otherwise provided with respect to any series of Debt Securities, the following are Events of Default under the applicable Indenture with respect to the Debt Securities of such series issued under such
Indenture: (a) failure to pay principal of (or premium, if any, on) any Debt Security of such series when due; (b) failure to pay any interest on or any Additional Amounts with respect to any Debt Security of such series when due, continued for 30 days; (c) failure to deposit any mandatory sinking fund payment, when due, in respect of the Debt Securities of such series, continued for 30 days; (d) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in such Indenture for the benefit of a series of Debt Securities other than such series), continued for 90 days after written notice as provided in such Indenture; (e) certain events of bankruptcy, insolvency or reorganization in respect of the Company; and (f) any other Event of Default as may be specified with respect to Debt Securities of such series. (Section 501) If an Event of Default with respect to any outstanding series of Debt Securities occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of such series (in the case of an Event of Default described in clause (a), (b), (c) or (f) above) or at least 25% in principal amount of all outstanding Debt Securities under the applicable Indenture (in the case of an Event of Default described in clause (d) above) may declare the principal amount of all the Debt Securities of the applicable series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) to be due and payable immediately. If an Event of Default described in clause (e) above occurs, the principal amount of the outstanding Debt Securities of all series ipso facto shall become immediately due and payable without any declaration or other act on the part of either Trustee or any Holder. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the Holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture, as the case may
be) may, under certain circumstances, rescind and annul such acceleration. (Section 502) Depending on the terms of other indebtedness of the Company outstanding from time to time, an Event of Default under the Indenture may give rise to cross defaults on such other indebtedness of the Company.

  Each Indenture provides that the applicable Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities issued thereunder, give to the Holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it, provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, any Additional Amounts or any sinking fund installment with respect to, any Debt Securities of such series, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Debt Securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any Additional Amounts or any sinking fund installment with respect to, any Debt Securities of such series. For the purpose of this provision, "default" with respect to Debt Securities of any series means any event, act or condition that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such series. (Section 602)

  The Holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) have the right subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series (or of all outstanding Debt Securities under the Indenture). (Section 512) Each Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the applicable Indenture and use the same degree of care and skills in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 601) Subject to such provisions, neither Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the Holders of the Debt Securities unless they shall have offered to the applicable Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (Section 603)

  The Holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) may on behalf of the Holders of all Debt Securities of such series (or, in certain cases, of all outstanding Debt Securities under such Indenture) waive any past default under the Indenture, except a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Debt Security or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected. (Section 513) The Holders of a majority in principal amount of the outstanding Debt Securities affected thereby may on behalf of the Holders of all such Debt Securities waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1006)

  The Company is required to furnish to each Trustee annually a statement as to the performance by the Company of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 1005)

  Modification. Modifications and amendments of each Indenture may be made by the Company and the applicable Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities under such Indenture; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on or any Additional Amounts with respect to, any Debt Security, (b) reduce the principal amount of or the rate of interest on or any Additional Amounts with respect to, or any premium payable upon the redemption of, any Debt Security, (c) change the place or currency, currencies, or currency unit or units of payment of principal of, or premium (if any) or interest on or any Additional Amounts with respect to, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (e) modify the provisions of the Subordinated Indenture with respect to the subordination of any Subordinated Debt Security in a manner adverse to the Holder, or (f) reduce the percentage in principal amount of outstanding Debt Securities the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

  Each Indenture provides that the Company and the applicable Trustee may, without the consent of any Holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in the Indenture, provided that such action to cure ambiguities or inconsistencies shall not adversely affect the interests of the Holders of the Debt Securities in any material respect. (Section 901)

  Consolidation, Merger and Sale of Assets. The Company, without the consent of any Holders of outstanding Debt Securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person, provided that (i) the Person formed by such consolidation or into which the Company is merged or that acquires or leases the assets of the Company substantially as an entirety is a Person that assumes by supplemental indenture the Company's obligations on the Debt Securities and under each Indenture, (ii) after giving effect to the transaction, no Event of Default and no event, act or condition that, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, and
(iii) certain other conditions are met. Upon compliance with these provisions by a successor Person, the Company will (except in the case of a lease) be relieved of its obligations under the Indentures and the Debt Securities. (Article Eight)

  Discharge and Defeasance. The Company may terminate its obligations under each Indenture, other than its obligation to pay the principal of (and premium, if any) and interest on and any

Additional Amounts with respect to the Debt Securities of any series and certain other obligations, if it (i) irrevocably deposits or causes to be irrevocably deposited with the Trustee as trust funds money or U.S. Government Obligations maturing as to principal and interest sufficient to pay the principal of, any interest on, and any Additional Amounts and any mandatory sinking funds in respect of, all outstanding Debt Securities of such series on the stated maturity of such payments or on any redemption date and (ii) complies with any additional conditions specified to be applicable with respect to the covenant defeasance of Debt Securities of such series. (Section
401)

  The terms of any series of Debt Securities may also provide for legal defeasance pursuant to the applicable Indenture. In such case, if the Company
(i) irrevocably deposits or causes to be irrevocably deposited money or U.S. Government Obligations as described above, (ii) makes a request to the Trustee to be discharged from its obligations on the Debt Securities of such series and (iii) complies with any additional conditions specified to be applicable with respect to legal defeasance of Debt Securities of such series, then the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series and the obligations of the Company under the applicable Indenture and the Debt Securities of such series to pay the principal of (and premium, if any) and interest on the Debt Securities of such series shall cease, terminate and be completely discharged, and the Holders thereof shall thereafter be entitled only to payment out of the money or U.S. Government Obligations deposited with the Trustee as aforesaid, unless the Company's obligations are revived and reinstated because the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment. (Sections 403 and 404)

  "U.S. Government Obligations" is defined in the Indentures as direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof. (Section 401)

  Form, Exchange, Registration and Transfer. Definitive Debt Securities are issuable in registered form. (Section 301) Reference is made to the Prospectus Supplement for the terms relating to the form, exchange, registration and transfer of Debt Securities issuable in temporary or permanent global forms.

  Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denomination.

  Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Company has appointed the Senior Trustee as Security Registrar for the Senior Debt Securities. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar for the Senior Debt Securities) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. The Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305)

  Payment and Paying Agents. Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of each Trustee will be designated as a Paying Agent for the Company for payments with respect to Debt Securities issuable solely as Registered Debt Securities. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. (Section 1002)

  All moneys paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Debt Security that remain unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Debt Security will thereafter look only to the Company for payment thereof. (Section 1003)

  Book-Entry Debt Securities. The Debt Securities of a series may be issued, in whole or in part, in the form of one or more global Debt Securities that would be deposited with a depositary or its nominee identified in the applicable Prospectus Supplement. The specific terms of any depositary arrangement with respect to any portion of a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in any such global Debt Security representing all or a portion of a series of Debt Securities will be described in the applicable Prospectus Supplement. (Section
204)

  Meetings. The Indentures contain provisions for convening meetings of the Holders of Debt Securities of a series. (Section 1301 of Senior Indenture;
Section 1401 of Subordinated Indenture) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as described under "--Notices" below. (Section 1302 of Senior Indenture; Section 1402 of Subordinated Indenture) Except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described under "--Modification" above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described under "--Modification" above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Subject to the proviso set forth above, any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. (Section 1304 of Senior Indenture; Section 1404 of Subordinated Indenture)

  Governing Law. Each Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws to the extent the laws of another jurisdiction would be required thereby. (Section 113)

  Notices. Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section
107)

  The Trustee. The Indentures contain certain limitations on the right of the applicable Trustee, as a creditor of the Company, to obtain payment of claims in certain cases and to realize on certain property received with respect to any such claims, as security or otherwise. (Section 613) Each Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign. (Section 608)

  The Senior Trustee may make loans to the Company and its subsidiaries and affiliates from time to time in the ordinary course of business and at prevailing interest rates under agreements with commercial bank groups. In addition, the Senior Trustee may from time to time serve as a depositary of funds of, and perform other services for, the Company.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

  Limitations on Liens. The Senior Indenture provides that, unless the terms of any series of Senior Debt Securities expressly provide otherwise, the Company will not create, assume or suffer to exist any Lien (as defined below) on any Restricted Property (as defined below) to secure any debt of the Company, any Subsidiary or any other Person, or permit any Subsidiary to do so, without securing each series of Senior Debt Securities equally and ratably with such debt for so long as such debt is so secured. The foregoing restriction does not apply, however, to the following: (i) Liens existing on the date of issuance of such series of Senior Debt Securities; (ii) Liens on Restricted Property of Subsidiaries at the time they become Subsidiaries;
(iii) Liens existing on Restricted Property when acquired; (iv) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the acquisition of Restricted Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Restricted Property; (v) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of Restricted Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures debt which is in excess of such cost and for the payment of which recourse may be had only against such Restricted Property; (vi) any Lien securing debt of a Subsidiary owing to the Company or to another Subsidiary;
(vii) any Lien in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality of political subdivision or any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control or similar revenue bonds; (viii) Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing; (ix) certain pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances; (x) certain Liens in connection with legal proceedings, including certain Liens arising out of judgments or awards; (xi) Liens for certain taxes or assessments; (xii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (i) through (xi) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and (xiii) Liens otherwise prohibited by this covenant securing debt that, together with the aggregate amount of outstanding debt secured by Liens otherwise prohibited by this covenant and the value of certain Sale and Leaseback Transactions (as defined below), does not exceed 10% of the Company's Consolidated Net Tangible Assets (as defined below).

  Limitation on Sale and Leaseback. The Senior Indenture provides that, unless the terms of any series of Senior Debt Securities expressly provide otherwise, the Company will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction (as defined below) covering any Restricted Property unless (i) the Company would be entitled under the provisions described under "Limitation on Liens" above to incur debt equal to the value of such Sale and Leaseback Transaction, secured by Liens on the property to be leased, without equally and ratably securing the Debt Securities, or (ii) the Company, during the six months following the effective date of such Sale and Leaseback Transaction, applies an amount equal to the value of such Sale and Leaseback Transaction to the voluntary retirement of long-term debt or to the acquisition of Restricted Property.

  Definitions. "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and determined in accordance with generally accepted accounting principles.

  "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest.

  "Restricted Property" means (i) any drilling rig or drillship, or portion thereof, owned or leased by the Company or any Subsidiary and used for drilling offshore oil and gas wells, which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such drilling rig or drillship, or portion thereof, shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets, or (ii) any shares of capital stock or indebtedness of any Subsidiary owning any such drilling rig or drillship.

  "Sale and Leaseback Transaction" means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (ii) leases between the Company and a Subsidiary or between Subsidiaries, (iii) leases of Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Restricted Property, and (iv) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

  The payment of the principal of, premium, if any, and interest on and any Additional Amounts with respect to the Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Senior Indebtedness of the Company.

  The Subordinated Indenture provides that no payment may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on or any Additional Amounts with respect to the Subordinated Debt Securities, or to acquire any of the Subordinated Debt Securities (including repurchases of Subordinated Debt Securities at the option of the Holder thereof) for cash or property (other than certain junior securities of the Company), or on account of the redemption provisions of the Subordinated Debt Securities, in the event of (i) default in the payment of any principal of, premium, if any, or interest on or Additional Amounts with respect to any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist, or (ii) any other event of default with respect to any Designated Senior Indebtedness permitting the holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and the Subordinated Trustee by any holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (the "Default Notice"), unless and until such event of default shall have been cured or waived or otherwise has ceased to exist, provided that such payments may not be prevented under clause (ii) above for more than 179 days after an applicable Default Notice has been received by the Subordinated Trustee unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Designated Senior Indebtedness has been paid in full. In the case of (ii) above, no event of default that existed or was continuing on the date of any Default Notice (whether or not such event of default is on the same issue of Designated Senior Indebtedness) may be made the basis for the giving of a second Default Notice, and only one such Default Notice may be given in any 365-day period.

  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than certain junior securities of the Company) is received by the Subordinated Trustee or the Holders of Subordinated Debt Securities at a time when such payment or distribution is prohibited by the foregoing provisions, then, unless such payment or distribution is no longer prohibited by the foregoing provisions, such payment or distribution shall be received and held in trust by the Subordinated Trustee or such Holders or the Paying Agent for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Subordinated Trustee or such Holders or the Paying Agent, as the case may be, to the holders of the Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

  Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors, (i) the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full before the Holders of Subordinated Debt Securities are entitled to receive any payment on account of the principal of, premium, if any, and interest on or any Additional Amounts with respect to the Subordinated Debt Securities (other than certain junior securities of the Company) and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than certain junior securities of the Company) to which the Holders of Subordinated Debt Securities or the Subordinated Trustee on behalf of such Holders would be entitled, except for the subordination provisions contained in the Subordinated Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

  No provision contained in the Subordinated Indenture or the Subordinated Debt Securities affects the obligation of the Company, which is absolute and unconditional to pay, when due, principal of, premium, if any, and interest on and any Additional Amounts with respect to the Subordinated Debt Securities. The subordination provisions of the Subordinated Indenture and the Subordinated Debt Securities do not prevent the occurrence of any default or Event of Default under the Subordinated Indenture or limit the rights of the Subordinated Trustee or any Holder of Subordinated Debt Securities, subject to the two preceding paragraphs, to pursue any other rights or remedies with respect to the Subordinated Debt Securities.

  As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or any of its subsidiaries or a marshaling of assets or liabilities of the Company and its subsidiaries, Holders of Subordinated Debt Securities may receive ratably less than other creditors.

  The term "Indebtedness" of any Person means, unless otherwise provided with respect to the Subordinated Debt Securities of a series and described in the Prospectus Supplement relating thereto, without duplication, (i) all liabilities and obligations, contingent or otherwise, of any such Person (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than 90 days past their original due date, (d) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (e) for the payment of money relating to a Capitalized Lease Obligation or (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;
(ii) all net obligations of such Person under Interest Swap and Hedging Obligations; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (iv) any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described above, whether or not between or among the same parties.

  The term "Senior Indebtedness" of the Company, unless otherwise provided with respect to the Subordinated Debt Securities of a series and described in the Prospectus Supplement relating thereto, is defined in the Subordinated Indenture as (i) all Indebtedness of the Company, unless, by the terms of the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not superior in right of payment to the Subordinated Debt Securities or to other Indebtedness which is pari passu with or subordinated to the Subordinated Debt Securities and (ii) any modifications, refunding, deferrals, renewals or extensions of any such Indebtedness or securities, notes or other evidences of Indebtedness issued in exchange for such Indebtedness; provided that in no event shall "Senior Indebtedness" include (a) Indebtedness of the Company owed or owing to any subsidiary of the Company or any officer, director or employee of the Company or any subsidiary of the Company, (b) Indebtedness to trade creditors or (c) any liability for taxes owed or owing by the Company.

  The term "Designated Senior Indebtedness," unless otherwise provided with respect to the Subordinated Debt Securities of a series and described in the Prospectus Supplement relating thereto, is defined in the Subordinated Indenture to mean any Senior Indebtedness of the Company that (i) in the instrument evidencing the same or the assumption or guarantee thereof (or related documents to which the Company is a party) is expressly designated as "Designated Senior Indebtedness" for purposes of the Subordinated Indenture and (ii) satisfies such other conditions as may be provided with respect to the Subordinated Debt Securities of such series (provided that such instrument or documents may place limitations and conditions on the rights of the holders of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

  If Subordinated Debt Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the Prospectus Supplement. The Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Company may incur.

                         DESCRIPTION OF CAPITAL STOCK

  The summary of the terms of the capital stock of the Company set forth below does not purport to be complete, and for additional information, reference is made to the Company's Restated Certificate of Incorporation, as amended ("Charter"), and By-laws, which are filed as exhibits to the Company's Annual Report on Form 10-K. The total number of shares of all classes of capital stock that the Company has authority to issue is 200,000,000 shares, of which 150,000,000 are shares of Common Stock and 50,000,000 are shares of Preferred Stock. As of May 31, 1998, 104,326,261 shares of Common Stock had been issued, of which 100,542,261 were outstanding. As of such date, no series of Preferred Stock had been designated or issued.

COMMON STOCK

  Subject to any preferential rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to receive dividends on such stock out of the assets or funds of the Company legally available for the payment of dividends when, as and if authorized and declared by the Board of Directors of the Company and to share ratably in the assets of the Company legally available for distribution to the stockholders of the Company in the event of its liquidation, dissolution or winding-up.

  Holders of shares of Common Stock are entitled to one vote per share on all matters voted on generally by the stockholders of the Company, including the election of directors, and except as otherwise required by law or except as provided with respect any series of Preferred Stock of the Company, the holders of such shares possess all voting power. The Charter does not provide for cumulative voting for the election of directors; therefore, the holders of a majority of the voting power of the total number of outstanding shares of Common Stock are able to elect the entire Board of Directors of the Company.

  No holder of Common Stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class or series of capital stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class or series of capital stock.

  The transfer agent and registrar for the Common Stock is The Bank of New
York.

PREFERRED STOCK

  The Board of Directors is authorized, without action by the holders of Common Stock, to issue up to 50,000,000 shares of Preferred Stock in one or more series. Prior to issuance of shares of each series, the Board of Directors is required by the Delaware General Corporation Law (the "DGCL") and the Company's Charter to adopt resolutions and file a Certificate of Designations (the "Certificate of Designations") with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by the DGCL. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, or such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

  Subject to limitations prescribed by the DGCL, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock offered hereby will, upon issuance and full payment of the purchase price therefor, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

  Reference is made to the Prospectus Supplement relating to the series of Preferred Stock being offered for the specific terms thereof, including: (i) the title and stated value of such Preferred Stock; (ii) the number of shares of such Preferred Stock offered, the liquidation preference per share and the purchase price of such Preferred Stock; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (iv) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate; (v) the procedures for any auction and remarketing, if any, for such Preferred Stock; (vi) the provisions for a sinking fund, if any, for such Preferred Stock; (vii) the provisions for redemption, if applicable, of such Preferred Stock; (viii) any listing of such Preferred Stock on any securities exchange; (ix) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof) and conversion period; (x) voting rights, if any, of such Preferred Stock; (xi) a discussion of any material and/or special Federal income tax considerations applicable to such Preferred Stock; (xii) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (xiii) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution of winding up of the affairs of the Company; and (xiv) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

  The transfer agent and registrar for each series of Preferred Stock will be described in the related Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

  The Company may issue Warrants to purchase Debt Securities ("Debt Warrants"), Preferred Stock, Common Stock or other securities. Warrants may be issued independently or together with any such securities of the Company and may be attached to or separate from such securities of the Company. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to any Warrants offered pursuant thereto. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligations or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The description of the terms of the Warrants that are set forth below and that will be set forth in the applicable Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement and warrant certificate relating to such Warrants.

DEBT WARRANTS

  The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the warrant certificates representing such Debt Warrants, including the following: (i) the specific designation of such Debt Warrants; (ii) the Debt Security of the Company for which such Debt Warrants are exercisable; (iii) the aggregate number of such Debt Warrants to be issued; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price or prices at which such Debt Warrants will be issued; (v) the procedures and conditions relating to the exercise of such Debt Warrants; (vi) the designation and terms of any related Debt Securities of the Company with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (vii) the date, if any, on and after which such Debt Warrants and any such related securities of the Company will be separately transferable; (viii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (ix) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (x) if applicable, a discussion of material United States federal income tax considerations; (xi) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants; and (xii) the terms of the securities of the Company purchasable upon exercise of such Debt Warrants. Prior to the exercise of their Debt Warrants, holders of Debt Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of or premium, if any or interest on or any Additional Amounts with respect to the Debt Securities purchasable upon such exercise.

OTHER WARRANTS

  The Company may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the securities (which may include Preferred Stock or Common Stock) for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the designation and terms of any other Securities with which such Warrants are issued, and the number of such Warrants issued with each such other Security;
(v) if applicable, the date on and after which such Warrants and any related Security will be separately transferable; (vi) if applicable, a discussion of material United States federal income tax considerations; and (vii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants. The applicable Prospectus Supplement will also set forth (a) the amount of securities called for by such Warrants, and, if applicable, the amount of Warrants outstanding, and (b) information relating to provisions, if any, for a change in the exercise price or the expiration date of such Warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of their Warrants for shares of Preferred Stock or Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder thereof to purchase for cash or other consideration such principal amount or such number of securities, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby at any time up to the close of business on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date (or such later expiration date as may be extended by the Company), unexercised Warrants will become void.

  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward the securities purchasable upon such exercise. If fewer than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

MODIFICATIONS

  Any Warrant Agreement and the terms of the Warrants and the Warrant certificates may be amended by the Company and the Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders in any material respect.

                       CERTAIN ANTI-TAKEOVER PROVISIONS

  The Company's Charter and By-Laws have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors of the Company and in the policies formulated by the Board of Directors and to discourage certain types of transactions which may involve an actual or threatened change of control of the Company. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. The provisions are also intended to discourage certain tactics that may be used in proxy fights. The Board of Directors believes that, as a general rule, such takeover proposals would not be in the best interest of the Company and its stockholders.

  Set forth below is a description of such provisions in the Charter and By-Laws. The Board of Directors has no current plans to formulate or effect additional measures that could have an anti-takeover effect.

  Pursuant to the Charter, the Board of Directors of the Company is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause (as defined) and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of voting stock of the Company, voting together as a single class. Vacancies on the Board of Directors may only be filled by the remaining directors and not by the stockholders.

  The Charter provides that the number of directors will be fixed by, or in the manner provided in, the Company's By-Laws. The Company's By-Laws provide that the whole Board of Directors will consist of not less than two nor more than twelve members, the exact number to be set from time to time by the Board of Directors. Accordingly, the Board of Directors, and not the stockholders, has the authority to determine the number of directors and could delay any stockholder from obtaining majority representation of the Board of Directors by enlarging the Board of Directors and filling the new vacancies with its own nominees until the next stockholder election.

  The Company's By-Laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders of the Company. In general, notice must be received by the Company with respect to annual meetings not later than 90 days prior to the anniversary of the immediately preceding annual meeting and with respect to special meetings not later than 10 days after the public announcement of the meeting date and must contain certain specified information concerning the stockholder submitting the proposal.

  Subject to the terms of any Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent. Special meetings may only be called by a majority of the entire Board of Directors.

  The Board of Directors of the Company is authorized to issue shares of Preferred Stock in one or more series, and to fix for each such series the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, or terms or conditions of redemption, as are permitted by the DGCL. The Board of Directors of the Company could authorize the issuance of shares of Preferred Stock with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of shares of Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares over the then market price of such shares. No series of Preferred Stock has been established as of the date of this Prospectus.

  Stockholders may adopt, alter, amend or repeal provisions of the Company's By-Laws only by vote of 66 2/3% or more of the combined voting power of the then outstanding voting stock of the Company. In addition, the affirmative vote of 66 2/3% of the combined voting power of the then outstanding shares of voting stock of the Company is required to amend certain provisions of the Charter, including the provisions referred to above relating to the classification of the Board of Directors, filling vacancies on the Board of Directors, removal of directors only for cause, prohibiting stockholder action by written consent, prohibiting the calling of special meetings by stockholders and approval of amendments to the Company's By-Laws.

  The Company is subject to Section 203 of the DGCL, which prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15 percent or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10 percent of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless (i) the business combination or the transaction resulting in the person becoming an interested stockholder is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares; (ii) the interested stockholder acquired at least 85 percent of the voting stock of the corporation in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities in and/or outside the United States: (i) through underwriters or dealers, (ii) directly to purchasers or to a single purchaser or (iii) through agents. The Prospectus Supplement with respect to the Securities offered thereby (the "Offered Securities") will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

  If dealers are used in the sale of Offered Securities for which this Prospectus is delivered, the Company will sell such Offered Securities to dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities for which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement arising thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  The Securities may be sold directly by the Company to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  The Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the Securities

                                 LEGAL MATTERS

  The validity of the Securities offered hereby will be passed upon for the Company by Eric B. Brown, Esq., Vice President and General Counsel of the Company. As of May 31, 1998, Mr. Brown owned directly or indirectly approximately 8,600 shares of Common Stock and owned directly options to purchase approximately 25,500 shares of such stock.

                                    EXPERTS

  The consolidated financial statements of Transocean Offshore Inc. appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the estimated expenses payable by the Company in connection with the offering described in this Registration Statement.

      Registration fee.............................................. $  227,273
      Printing expenses.............................................    150,000
      Accounting fees and expenses..................................    150,000
      Legal fees and expenses.......................................    200,000
      Blue Sky fees and expenses....................................     35,000
      Trustee fees and expenses.....................................     30,000
      Rating agency fees............................................    300,000
      Miscellaneous.................................................    207,777
                                                                     ----------
        Total....................................................... $1,300,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article Tenth of the Company's Charter provides that to the fullest extent that the DGCL permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (4) for any transaction from which the director derived any improper personal benefit.

  Article Tenth of the Company's Charter provides that the Company shall indemnify each person who was or is made a party or is threatened to be made a party to or otherwise require representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director or officer of the Company, or, while serving as such, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, to the fullest extent permitted by the laws of the State of Delaware.

  Section 145 of the DGCL authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

  The Company has purchased directors and officers liability insurance that would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16. EXHIBITS

 EXHIBIT
   NO.   DESCRIPTION OF EXHIBIT
 ------- ----------------------
    *1    -- Form of Underwriting Agreement
  ++3.1   -- Restated Certificate of Incorporation of the Company, including amendments dated September 3, 1996 (incorporated by reference to
             Exhibit 4(a) to the Company's Registration Statement on Form S-8
             Registration No. 333-12475 dated September 20, 1996)
  ++3.2   -- Bylaws of the Company (incorporated by reference to Exhibit 3-(2)
             to the Company's Form 10-K for the year ending December 31, 1993)
  ++4.1   -- Senior Indenture dated as of April 15, 1997 between the Company and Chase Bank of Texas, National Association, as trustee
             (incorporated by reference to Exhibit 4.1 to the Company's Current
             Report on Form 8-K dated April 29, 1997)
  ++4.2   -- First Supplemental Indenture dated as of April 15, 1997 between the Company and Chase Bank of Texas National Association, as
             trustee (incorporated by reference to Exhibit 4.2 to the Company's
             Current Report on Form 8-K dated April 29, 1997)
    4.3   -- Form of Subordinated Indenture
    5     -- Opinion of Eric B. Brown, Esq.
   12     -- Statement of computation of ratio of earnings to fixed charges
   23.1   -- Consent of Ernst & Young LLP
   23.2   -- Consent of Eric B. Brown, Esq. (included in Exhibit 5)
  +24.1   -- Powers of Attorney of Richard D. Kinder, Ronald L. Kuehn, Jr.,
             Robert J. Lanigan, Fridtjof Lorentzen, Max L. Lukens, Martin B.
             McNamara and Kristian Siem.
   24.2   -- Power of Attorney of W. Dennis Heagney
  +25.1   -- Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of Chase Bank of Texas, National
             Association, as trustee

--------
 + Previously filed
++ Incorporated by reference as indicated.
 * The Company will file any underwriting agreement relating to the Securities offered hereby as an exhibit to a current report on Form 8-K.

ITEM 17. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) With respect to the Subordinated Indenture referred to in Exhibit 4.3 to this Registration Statement, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on June 30, 1998.

                                          TRANSOCEAN OFFSHORE INC.

                                                   /s/ Robert L. Long
                                          By:__________________________________
                                                     Robert L. Long
                                                  Senior Vice President

  Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated and on June 30, 1998.


              SIGNATURE                          TITLE

  /s/   J. Michael Talbert           Chairman of the Board and
-----------------------------------   Chief Executive Officer
        J. Michael Talbert

  /s/     Robert L. Long             Senior Vice President,
-----------------------------------   Treasurer and Chief
          Robert L. Long              Financial Officer

  /s/ Barbara S. Koucouthakis        Vice President and
-----------------------------------   Controller
      Barbara S. Koucouthakis

                *                    Director, President and
-----------------------------------   Chief Operating Officer
         W. Dennis Heagney

                *                    Director
-----------------------------------
         Richard D. Kinder

                *                    Director
-----------------------------------
       Ronald L. Kuehn, Jr.

                *                    Director
-----------------------------------
         Robert J. Lanigan

                *                    Director
-----------------------------------
        Fridtjof Lorentzen

                *                    Director
-----------------------------------
           Max L. Lukens

                *                    Director
-----------------------------------
        Martin B. McNamara

                *                    Director
-----------------------------------
           Kristian Siem

         /s/ Eric B. Brown
*By________________________________
           Eric B. Brown
         Attorney in Fact